Exhibit 10.2
AMENDMENT TO THE TRANSITION SERVICES AGREEMENT
This Amendment to the Transition Services Agreement, effective as of this 28th day of July, 2022 (the “Amendment Effective Date”), is between bluebird bio, Inc. a Delaware corporation with a principal address at 455 Grand Union Blvd, Somerville, MA 02145 (“bluebird”.) and 2seventy bio, Inc., a Delaware corporation with a principal address at 60 Binney St., Cambridge, MA 02142 (“2seventy”).

WHEREAS, 2seventy and bluebird entered into a Transition Services Agreement dated November 1, 2021 (the “TSA”);
WHEREAS, the parties desire to amend and restate Service Schedules 9.1, 9.2, 9.3, 9.4 and 9.5.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree to modify the TSA as follows:

1.    Service Schedules 9.1, 9.2, 9.3, 9.4 and 9.5 shall be amended and restated in its entirety as set forth on Exhibit A attached hereto.

2.    Except as specifically amended herein, the TSA will remain in full force and effect. All terms capitalized herein but not otherwise defined shall have the meanings ascribed to such terms in the TSA. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will be deemed to be one and the same instrument.

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In Witness Whereof, the authorized representatives of the parties have executed this Amendment to the Transition Services Agreement as of the Amendment Effective Date.

Acknowledged and Agreed:

bluebird bio, Inc.		2seventy bio, Inc.

By	/s/ Jason Cole	By	/s/ Teresa Jurgensen
Name	Jason Cole	Name	Teresa Jurgensen
Title	Chief Strategy & Financial Officer	Title	SVP, General Counsel